Exhibit 99.2

Apple Inc.

Q2 2014 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Q2’14		Q1’14		Q2’13		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$14,310		$20,098		$14,052		-29%		2%
Europe		10,230		13,073		9,800		-22%		4%
Greater China (a)		9,289		8,844		8,213		5%		13%
Japan		3,963		4,948		3,135		-20%		26%
Rest of Asia Pacific		2,627		3,633		3,162		-28%		-17%
Retail		5,227		6,998		5,241		-25%		0%

Total Apple		$45,646		$57,594		$43,603		-21%		5%

	Q2’14		Q1’14		Q2’13		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (b)	43,719	$26,064	51,025	$32,498	37,430	$22,955	-14%	-20%	17%	14%
iPad (b)	16,350	7,610	26,035	11,468	19,477	8,746	-37%	-34%	-16%	-13%
Mac (b)	4,136	5,519	4,837	6,395	3,952	5,447	-14%	-14%	5%	1%
iPod (b)	2,761	461	6,049	973	5,633	962	-54%	-53%	-51%	-52%
iTunes/Software/Services (c)		4,573		4,397		4,114		4%		11%
Accessories (d)		1,419		1,863		1,379		-24%		3%

Total Apple		$45,646		$57,594		$43,603		-21%		5%

(a)	Greater China includes China, Hong Kong and Taiwan.

(b)	Includes deferrals and amortization of related non-software services and software upgrade rights.

(c)	Includes revenue from sales on the iTunes Store, the App Store, the Mac App Store, and the iBooks Store, and revenue from sales of AppleCare, licensing and other services.

(d)	Includes sales of hardware peripherals and Apple-branded and third-party accessories for iPhone, iPad, Mac and iPod.